UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006

www.bmhc.com

Building Materials Holding Corporation

Delaware	000-23135	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 25, 2006, the credit agreement between Building Materials Holding Corporation and a group of lenders was amended. The following amendments were made:

•	increase the letter of credit limitation to $200 million
•	increase the annual capital expenditure limitation to $100 million
•	increase the annual operating lease limitation to $50 million

The credit facility included an accordion feature that allowed the credit facility to be increased an aggregate amount of up to $150 million. On April 25, 2006 the revolving credit facility was increased to $450 million from $300 million through the exercise of this feature.

On August 29, 2005, the credit agreement was also amended to increase the limitation on investments in minority interests and permitted acquisitions to $200 million.

The credit agreement maturity date remains June 2010 and is subject to the existing covenants and conditions.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number Description

10.10.1  First Amendment to Amended and Restated Credit Agreement
10.10.2  Second Amendment to Amended and Restated Credit Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: April 28, 2006	/s/ William M. Smartt
William M. Smartt
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number Description

10.10.1 First Amendment to Amended and Restated Credit Agreement
10.10.2 Second Amendment to Amended and Restated Credit Agreement